UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 15, 2009
NEOPROBE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-26520	31-1080091

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Metro Place North, Suite 300, Columbus, Ohio	43017

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (614) 793-7500

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective February 15, 2009, the Board of Directors of Neoprobe Corporation (the “Company”) appointed Frederick O. Cope, Ph.D., age 62, as the Company’s Vice President of Pharmaceutical Research and Clinical Development. Prior to accepting this position with the Company, Dr. Cope served as the Assistant Director for Research and Head of Program Research Development for The Ohio State University Comprehensive Cancer Center, The James Cancer Hospital and The Richard J. Solove Research Institute, from April 2001 to February 2009. Dr. Cope is also active in a number of professional and scientific organizations such as serving as an Ad Hoc Member of the FDA Scientific Advisory Panel and a member of Emory University’s Scientific Advisory Board. Dr. Cope received his BSc from the Delaware Valley College of Science and Agriculture, his MS from Millersville University of Pennsylvania and his Ph.D. from the University of Connecticut.
     The Company has entered into an employment agreement with Dr. Cope, with a term commencing February 15, 2009, and terminating February 14, 2010 (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Dr. Cope will receive an annual base salary of $200,000, and may receive an annual bonus at the discretion of the Compensation, Nominating and Governance Committee of the Company’s Board of Directors (the “Committee”), in accordance with any bonus plan adopted by the Committee. The Employment Agreement also provides for Dr. Cope’s participation in the Company’s employee benefit programs, stock based incentive compensation plans and other benefits as described in the Employment Agreement.
     In the event of the termination of Dr. Cope’s employment with the Company for “cause,” all salary, benefits and other payments shall cease at the time of termination, and the Company shall have no further obligations to Dr. Cope. If Dr. Cope resigns for any reason other than a Change of Control (as that term is defined in the Employment Agreement) as described below, all salary, benefits and other payments shall cease at the time such resignation becomes effective. If Dr. Cope dies or his employment is terminated because of disability, all salary, benefits and other payments shall cease at the time of death or disability, provided, however, that the Company shall continue to provide Dr. Cope with such health, dental and similar insurance or benefits as were provided to Dr. Cope immediately before his termination for the longer of 12 months after such termination or the full unexpired term of his employment agreement. In the event of the termination of Dr. Cope’s employment by the Company without “cause,” the Company shall, at the time of such termination, pay to Dr. Cope $150,000, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of such termination. Additionally, the Company shall continue to provide Dr. Cope with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of nine months or the full unexpired term of the Employment Agreement.
     The Company also must pay severance, under certain circumstances, in the event of a Change of Control. The Employment Agreement provides that if there is a Change in Control and Dr. Cope is concurrently or subsequently terminated (a) by the Company without cause, (b) by the expiration of the term of the Employment Agreement, or (c) by the resignation of Dr. Cope because he has reasonably determined in good faith that his titles, authorities, responsibilities, salary, bonus opportunities or benefits have been materially diminished, that a material adverse change in his working conditions has occurred, that his services are no longer required in light of the Company’s business plan, or the Company has breached the Employment Agreement, the Company shall pay to Dr. Cope $300,000, together with the value of any accrued but unused vacation time, and the amount of all accrued but previously unpaid base salary through the date of termination and shall continue to provide Dr. Cope with all of the benefits provided to him pursuant to the Company’s employee benefit plans for the longer of 9 months or the full unexpired term of his employment agreement.
     The Employment Agreement also contains non-competition and non-solicitation covenants. These covenants, as described in the Employment Agreement, are effective during employment and for a period of one year following termination of employment. The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein by reference.
     Also in connection with Dr. Cope’s appointment, the Company: (1) granted Dr. Cope 50,000 options to purchase shares of the Company’s common stock; and (2) issued Dr. Cope 100,000 restricted shares of the Company’s common stock. The stock options and shares of restricted stock were granted under the Second Amended and Restated Neoprobe Corporation 2002 Stock Incentive Plan. In connection with the grant of the options, the Company entered into a stock option agreement with Dr. Cope in the form attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 21, 2006. In connection with the issuance of the restricted stock, the Company entered into a restricted stock award and agreement with Dr. Cope in the form attached as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 9, 2008. Each option entitles Dr. Cope to purchase one share of the Company’s common stock upon vesting, at a price of $0.65 per share. The options vest over three years, one-third on each of the first three anniversaries of the date of the grant. The shares of restricted stock will vest 50% upon the receipt of clearance to market Lymphoseek in either the U.S. or EU, and 50% upon commencement of a RIGS Phase 3 clinical trial.

     On February 10, 2009, the Company issued a press release entitled “Neoprobe Hires V.P. of Pharmaceutical Research & Clinical Development ” in connection with the appointment of Dr. Cope. A copy the Company’s February 10, 2009, press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other Securities and Exchange Commission filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Employment Agreement, commencing February 15, 2009, by and between Neoprobe Corporation and Frederick O. Cope, Ph.D.

99.1	Neoprobe Corporation press release dated February 10, 2009, entitled “Neoprobe Hires V.P. of Pharmaceutical & Clinical Development.”

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Neoprobe Corporation
Date: February 16, 2009	By:	/s/ Brent L. Larson
Brent L. Larson, Vice President, Finance and
Chief Financial Officer

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